Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between WP Glimcher Inc., an Indiana corporation (the “Company”), and Robert P. Demchak (“Executive”), executed on August 25, 2015, effective August 1, 2015.
WHEREAS, the Company and Executive are parties to an employment agreement, dated as of June 3, 2014 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement to reflect Executive’s continued employment on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Terms of Employment.    Section 2.3 of the Employment Agreement is hereby amended by replacing “$375,000” with “$300,000” and by adding the following after the last sentence thereof:
“The Company will reimburse Executive for reasonable and customary relocation expenses incurred by Executive in calendar year 2015 in connection with the relocation of his primary residence to the Indianapolis, Indiana metropolitan area, up to a maximum aggregate amount of $170,000, subject to the determination of the Chief Executive Officer or Chief Financial Officer of the Company (as selected by the Company) that such expenses are appropriate and reasonably acceptable to the Company following review of itemized receipts in respect of such expenses as presented to the Chief Executive Officer or Chief Financial Officer of the Company by Executive; provided that the Company’s obligation to make any such reimbursements will be subject to the following restrictions: (a) in no event shall any such reimbursements be made later than the end of the calendar year next following the calendar year in which the applicable expenses were incurred; (b) the amount of expenses eligible for reimbursement in any given calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year; (c) Executive’s right to the reimbursements may not be liquidated or exchanged for any other benefit; and (d) in no event shall the Company’s obligations to make such reimbursements apply later than Executive’s remaining lifetime (or if longer, through the 20th anniversary of this Amendment). If, prior to the first anniversary of this Amendment, Executive’s employment is terminated by the Company for Cause or due to Executive’s resignation for any reason, Executive shall repay to the Company the gross amount of the relocation expenses previously reimbursed to Executive within 30 days following Executive’s date of termination, and no further relocation expenses will be reimbursed following any such termination.”
2. Notices. The second sentence of Section 4.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Any notice to the Company shall be delivered to WP Glimcher Inc., 180 East Broad Street, Columbus, Ohio 43215, Attention: Chief Executive Officer.”
3. Acknowledgement. Executive hereby acknowledges and agrees that nothing in this Amendment shall constitute “Good Reason” under the Employment Agreement.
4. Entire Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

Robert P. Demchak

/s/ Robert P. Demchak

WP Glimcher Inc.

By:	/s/ Mark S. Ordan
	Name:	Mark S. Ordan
	Title:	Executive Chairman

[Signature Page – R. Demchak First Amendment to Employment Agreement]